As filed with the Securities and Exchange Commission on Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                   FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               --------------------
                                Cox Radio, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                               58-1620022
     (State or other jurisdiction             (I.R.S. Employer
   of incorporation or organization)         Identification No.)

       1400 Lake Hearn Drive                        30319
          Atlanta, Georgia                         (Zip Code)
(Address of Principal Executive Offices)

                              --------------------
                                COX RADIO, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)
                              --------------------

                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and address of agent for service)
                              --------------------
                     Telephone number of agent for service:
                                 (202) 776-2000
                              --------------------
                         CALCULATION OF REGISTRATION FEE

---------------------- ----------------------- --------------------- ------------------- --------------------
                                                    Proposed           Proposed
Title of security          Amount being         maximum offering       maximum
   being registered       registered (**)           price per       aggregate offering         Amount of
                                                    share               price              registration fee
---------------------- ----------------------- --------------------- ------------------- --------------------
---------------------- ----------------------- --------------------- ------------------- --------------------

    Class A*
Common Stock, $1.00
   Par Value Per
    Share.......         250,000                   $48.15                 $12,037,500        $3,346.43
---------------------- ----------------------- --------------------- ------------------- --------------------

(*) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(**) Plus an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    Cox Radio, Inc. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

    (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998;

    (3) The description of the Company's Class A Common Stock contained in the Company's most recent Exchange Act registration statement on Form 8-A, effective September 26, 1996 (SEC File No. 001-12187), including any amendment thereto or report filed for the purpose of updating such description; and

    (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.


                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Reference is made to Section 102(b)(7) of the Delaware General
Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which a director derived an improper personal benefit. The Company's Amended Certificate of Incorporation contains a provision which eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

    Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporations (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The

Amended Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law and each director has signed an indemnification agreement to that effect.

                                    EXHIBITS

    The Exhibit Index is located on page 5 of this Registration Statement. The Exhibits are located on pages 6 through 8 of this Registration Statement.

                                  UNDERTAKINGS

    (a)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 6th day of September, 1999.

                                      COX RADIO, INC.


                                      By:  /s/ Robert F. Neil
                                           -----------------------
                                            Robert F. Neil
                                            President and
                                            Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                  Capacity                   Date
         ---------                  --------                   ----



/s/ Nicholas D. Trigony            Director and              September 6, 1999
----------------------------    Chairman of the Board
     Nicholas D. Trigony


/s/ Robert F. Neil              Director, President and      September 6, 1999
----------------------------    Chief Executive Officer
     Robert F. Neil


/s/ Maritza C. Pichon           Chief Financial Officer      September 6, 1999
----------------------------   (Principal Financial Officer
     Martiza C. Pichon          and Principal Accounting
                                        Officer)


/s/ James C. Kennedy                    Director             September 6, 1999
---------------------------
     James C. Kennedy


/s/ David E. Easterly                   Director             September 6, 1999
---------------------------
     David E. Easterly


/s/ Marc W. Morgan                      Director             September 9, 1999
---------------------------
     Marc W. Morgan

    Pursuant to the requirements of the Securities Act of 1933, the Plan Administrators have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 6th day of September, 1999.

                                     COX RADIO, INC. EMPLOYEE
                                     STOCK PURCHASE PLAN


                                     By:  /s/ Maritza C. Pichon
                                          ---------------------------
                                          Maritza C. Pichon
                                          Chief Financial Officer
                                          Cox  Radio, Inc.

                                 EXHIBIT INDEX

Exhibit No.                         Exhibit                         Page No.
-----------                         -------                         --------

 5                 Opinion of Dow, Lohnes & Albertson, PLLC            6

 23.1              Consent of Deloitte & Touche LLP                    8

 23.2              Consent of Dow, Lohnes & Albertson, PLLC            6
                   (contained in their opinion in Exhibit 5)

                                      -5-